CUSIP No. 68554M108	13 G	Page 21 of 21 Pages

Exhibit 99.1

AGREEMENT

                Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2003			VENROCK ASSOCIATES

		By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003			VENROCK ASSOCIATES II, L.P.

		By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003			GENERAL PARTNERS

*

Michael C. Brooks

*

Joseph E. Casey

*

Eric S. Copeland

*

Anthony B. Evnin

*

Thomas R. Frederick

*

David R. Hathaway

*

Patrick F. Latterell

/s/ Bryan E. Roberts

Bryan E. Roberts

*

Ray A. Rothrock

*

Kimberley A. Rummelsburg

*

Anthony Sun

*

Michael F. Tyrrell

* By:	/s/ Anthony B. Evnin

Anthony B. Evnin
Attorney-in-Fact